UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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GREAT CHINA INTERNATIONAL HOLDINGS, INC.
C Site 25-26F President Building
No. 69 Heping North Street
Heping District, Shenyang 110003 PRC
__________________________

INFORMATION STATEMENT
__________________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
__________________________

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Information Concerning the Actions by Written Consent

This Information Statement is being furnished to the stockholders of Great China International Holdings, Inc., a Nevada corporation (the "Company", "we", "us" or "our"), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, for the purpose of informing our stockholders that, on July 27, 2016, our board of directors approved by written consent, and the stockholders holding a majority of the voting power of the Company also approved by written consent, an amendment of the Articles of Incorporation of the Company to change of our name from Great China International Holdings, Inc., to “HH Biotechnology Holdings Company.”

Under the laws of the State of Nevada and our bylaws, stockholder action may be taken by written consent without a meeting of the stockholders.  The written consent of our board of directors and the written consent of the stockholders holding a majority of the voting power of the Company are sufficient to approve the amendment described above (the "Amendment").  Therefore, no proxies or consents were or are being solicited in connection with the Amendment.

We intend to file a Certificate of Amendment to our Articles of Incorporation to effectuate the Amendment.  The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada.  We expect the filing will be made within a few days after the later of the date that is 20 days from the date this Information Statement is disseminated to our stockholders and the date the Financial Industry Regulatory Authority completes its review and processing of our name change.  We intend to issue a press release announcing the effective date of the name change and our new trading symbol.

Record Date

Our board of directors has fixed the close of business on July 27, 2016 (the "Record Date"), as the record date for determining our stockholders who are entitled to receive this Information Statement.  Only our stockholders of record as of the Record Date are entitled to notice of the information disclosed in this Information Statement.  As of the Record Date, there were 14,059,966 shares of our common stock, par value $0.001 (the “Common Stock”) issued and outstanding.  Stockholders as of the Record Date who did not consent to the Amendment are not entitled to dissenters' rights or appraisal rights in connection with the Amendment under the laws of the State of Nevada or under our bylaws.

Expenses

The cost of preparing and furnishing this Information Statement will be borne by us.  We may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the Record Date.

Stockholders Sharing an Address

We will deliver, or cause to be delivered, only one copy of this Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  We undertake to promptly deliver, or cause to be promptly delivered, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered.  A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting us at the address set forth above.  Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address set forth above.

Information Regarding the Amendment

Reasons for Name Change

The board of directors believes the change of our name from “Great China International Holdings, Inc.” to “HH Biotechnology Holdings Company” will be in our best interests as the new name better reflects our long-term strategy and identity in that we have completed an investment of RMB 37.4795 million Yuan (approximately US$5,746,318 at May 16, 2016) to acquire 14.07 million shares in the capital of Jiangcheng Sino-Au Agricultural Technology Development Co., Ltd. (“SAAT”), which is 11.12% of the total share capital of SAAT.  SAAT owns approximately 2,470 acres of land in Yunnan Province, PRC, and is engaged in the business of cultivating, processing, and trading Macadamia.  The acquisition of the interest in SAAT is a major step forward in our plan to move into the nutraceutical and healthy foods sector.

Approval of Name Change

On July 27, 2016, the Board and the holders of 9,168,680 shares of Common Stock, representing 65.2% of the issued and outstanding shares of our Common Stock, executed and delivered to the Company the written consents approving the Amendment.  Accordingly, in compliance with the laws of the State of Nevada and our bylaws a majority of the outstanding voting shares has approved the Amendment, and no other vote or proxy is required of the stockholders.

Effect on Stockholders

The change of name will not effect in any way the validity or transferability of stock certificates outstanding at the time of the name change, our capital structure or the trading of our common stock on the OTC Marketplace.  Following implementation of the amendment, stockholders may continue to hold their existing certificates or receive new certificates reflecting the name change by delivering their existing certificates to the Company’s transfer agent.  Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the name change.

No Appraisal Rights

Our stockholders do not have any “appraisal” or “dissenters” rights in connection with the approval or implementation of the Amendment.

Security Ownership of Certain Beneficial Owners

The following table sets forth as of June 30, 2016, the number and percentage of the outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group, and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding common stock.

Name and Address	Number of Shares	Percent of Class

5% Beneficial Owners
East Gate Development (HK) Company Limited Room 4901&4909 49/F, Office Tower Convention Plaza 1 Harbour Road Wanchai HK	2,000,000	14.2

Officers and Directors
Frank Jiang C Site 26F President Building No. 69 Heping North Street, Heping District Shenyang 110003, People’s Republic of China	8,245,447(1)	58.6

Jiang Peng C Site 26F President Building No. 69 Heping North Street, Heping District Shenyang 110003, People’s Republic of China	1,020,233(2)	7.3

All executive officers and directors as a group (2 persons)	9,265,680	65.9

(1)           Includes 67,000 shares held indirectly by Frank Jiang’s wife.
(2)           Includes 30,000 shares held indirectly by Jiang Peng’s wife.

Additional Information about the Company

We file annual, quarterly and other reports with the U.S. Securities and Exchange Commission (the “SEC”). The Company's filings with the SEC are available to the public on the SEC's website at www.sec.gov and on our corporate website at www.artecglobalmedia.com. You may also read and copy, at the SEC's prescribed rates, any document that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  You may also request a copy of the Company's filings with the SEC, at no cost, by writing to us at C Site 25-26F President Building, No. 69 Heping North Street, Heping District, Shenyang 110003 PRC.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the board of directors:

Date: July 28, 2016	By:	/s/ Frank Jiang
Frank Jiang
Chief Executive Officer

Appendix A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                            ABOVE SPACE IS FOR OFFICE USE ONLY

1.         Certificate of Amendment to Articles of I ncorporation

2.         For Nevada Profit Corporations
              (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

3. Name of corporation:

Great China International Holdings, Inc.

4.  The articles have been amended as follows: (provide article numbers, if available)

5.  The Articles of Incorporation of the Corporation are hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof:

ARTICLE I NAME

The name of the Corporation is:

HH Biotechnology Holdings Company

6.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:   65.21% (9,168,680 shares)

7.	Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8.	Signature: (required)

x

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                                                                            Nevada Secretary of State Amend Profit-After